UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

DTLL, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-30608	41-1279182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 West 82nd, Suite 1200, Bloomington, MN 55431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (952) 881-4105

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 7.01. Regulation F-D Disclosure

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

Explanatory Note: This Report describes various transactions, including the announcement of an exchange offers. To the extent that this Report constitutes pre-commencement communication related to an exchange offer, we have designated that this Report will also constitute the required disclosure pursuant to Securities Act Rule 425 and Securities Exchange Act Rule 14d-2.

1. Grand Sierra Resorts Corp. Transactions. On March 7, 2006, the Company announced that it had made an offer to the shareholders of Grand Sierra Resort Corporation (“GSRC”) to purchase their respective interest in GSRC in exchange for a newly created class of preferred stock.  GSRC is under contract to purchase the Reno Hilton from Harrah’s Entertainment.  The Company proposes to complete the transaction with GSRC by means of Share Exchange Agreements between shareholders of GSR and the Company, and file registration statements with the SEC to register the shares that are exchanged under this agreement.  This transaction was initially scheduled to close on or before April 7, 2006.

On March 15, 2006, the Company presented the Share Exchange Offer (the "Offer") to the Board of Directors of GSRC with an initial deadline of Friday, March 17, 2006.  On March 15 the Company provided a letter to the Board of Directors of GSRC reconfirming the Offer to purchase the outstanding shares of GSRC at the equivalent of $1.25 per share by means of a newly created class of preferred stock.  The Company also affirmed its confidence in its ability to provide $135 million in financing for the purchase of the Reno Hilton and another $2.6 million in bridge financing for working capital needs prior to the expected closing of the Reno Hilton acquisition.  On March 17, 2006, the President of GSRC agreed to the present the Offer to the Board of Directors of GSRC and the Company extended the deadline until Friday, March 24, 2006.  On March 23, 2006, the company extended the deadline until Tuesday April 4, 2006.

On April 7, 2006 the Company extended the offer until May 7, 2006.

On April 21, 2006 the Company increased the offer to include one share of DTLL common stock for every 15 Common Shares of Grand Sierra Resorts Corporation and a payment of $0.15 per share in cash for every one Grand Sierra Resort Corporation common share. The total cash available to be paid the GSRC shareholders under the terms of the offer would be $25.5 million dollars.

ITEM 9.01. Financial Statements and Exhibits

(a) Exhibits

10.1	Letter dated April 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTLL, Inc.

Dated: April 21, 2006	By:	/s/ Dual Cooper
Dual Cooper, President
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